UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2013

ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50298	98-0376008
(Commission File Number)	(IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel, 91390
 (Address of Principal Executive Offices) (Zip Code)

+972-2-566-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 10, 2013, Oramed Pharmaceuticals Inc., or the Company, entered into a Placement Agency Agreement, or the PA Agreement, with Aegis Capital Corp. as representative of the several placement agents, or the Placement Agents, pursuant to which the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of up to 658,144 shares of the Company’s common stock.  Also, on July 10, 2013, the Company entered into a Securities Purchase Agreement, or the Purchase Agreement, pursuant to which the Company agreed to sell an aggregate of 658,144 shares of common stock, or the Shares, at a price of $7.00 per Share to various investors in a registered direct offering, or the Offering. The Offering is expected to close on or about July 16, 2013, subject to the satisfaction of customary closing conditions.

The Shares will be issued pursuant to a prospectus supplement dated as of July 10, 2013, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from the Company’s  shelf registration statement on Form S-3 (File No. 333-187343), which became effective on March 22, 2013, and the base prospectus dated as of March 22, 2013 contained in such registration statement.  A copy of the opinion of Zysman Aharoni Gayer and Sullivan & Worcester LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

For their services as placement agents in the Offering, the Placement Agents will receive cash compensation in the amount of approximately $179,000, and approximately $30,000 as reimbursement for unaccountable expenses.

Copies of the PA Agreement and the form of Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.  The PA Agreement and the Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The net proceeds to the Company from the Offering, after deducting placement agents’ fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $4.2 million.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control.  For example, this Report states that the Offering is expected to close on or about July 16, 2013.  In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in placement agency and securities purchase agreements in the United States.  If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close.  For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements.  Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

1.1	Placement Agency Agreement, dated as of July 10, 2013, between the Company and Aegis Capital Corp. as representative of the several placement agents.

5.1	Opinion of Zysman Aharoni Gayer and Sullivan & Worcester LLP.

10.1	Form of Securities Purchase Agreement, dated July 10, 2013, between the Company and the investors in the Offering.

23.1	Consent of Zysman Aharoni Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO
Dated: July 11, 2013